Exhibit 99.1

M a r c h 2 02 1 Clean Battery Solutions for a Better Planet

Legal Disclaimer 2 This presentation has been prepared for use by Alussa Energy Acquisition Corp. (“Alussa”) and FREYR AS (“FREYR”) in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Alussa and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Alussa and FREYR. Neither Alussa nor FREYR makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. This presentation is not intended to be all - inclusive or to contain all the information that a person may desire in considering an investment in Alussa and is not intended to form the basis of any investment decision in Alussa. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis of an investment in Alussa and the transactions contemplated in this presentation. This presentation shall neither constitute an oﬀer to sell or the solicitation of an oﬀer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the oﬀer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The information contained in this presentation is only addressed to and directed at persons in member states of the European Economic Area and the United Kingdom (each a “Relevant State”) who are “qualified investors” within the meaning of the Prospectus Regulation (Regulation (EU) 2017/1129) (“Qualified Investors”). In addition, in the United Kingdom, the presentation is being distributed only to, and is directed only at, Qualified Investors who are persons (i) having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) (ii) falling within Article 49(2)(a) to (d) of the Order, or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). The information must not be acted on or relied on (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any Relevant State, by persons who are not Qualified Investors. Any investment or investment activity to which the information relates is available only to or will be engaged in only with, (i) Relevant Persons in the United Kingdom, and (ii) Qualified Investors in any Relevant State. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. Industry and Market Data . The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Alussa and FREYR assume no obligation to update the information in this presentation. Further, these financials were prepared by FREYR in accordance with private Company AICPA standards. FREYR is currently in the process of uplifting its financials to comply with public company and SEC requirements. Use of Projections . The financial projections, estimates and targets in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Alussa’s and FREYR’s control. While all financial projections, estimates and targets are necessarily speculative, Alussa and FREYR believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that Alussa and FREYR, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Use of Non - GAAP Financial Measures . This presentation includes certain financial measures, including EBITDA and EBITDA Margin, and measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and that may be different from non - GAAP financial measures used by other companies. These non - GAAP measures, and other measures that are calculated using these non - GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. FREYR believes that these non - GAAP measures of financial results (including on a forward - looking basis) provide useful supplemental information to investors about FREYR. FREYR’s management uses forward looking non - GAAP measures to evaluate FREYR’s projected financial and operating performance. However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non - GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore FREYR’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Additional Information; Participants in the Solicitation . If the contemplated business combination is pursued, Alussa will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Alussa, FREYR and the contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about Alussa, FREYR and the contemplated business combination, without charge, at the SEC’s website located at www.sec.gov. Alussa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alussa’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This Presentation does not contain all the information that should be considered in the contemplated business combination. It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination. The definitive proxy statement will be mailed to shareholder as of a record date to be established for voting on the contemplated business combination when it becomes available. Forward Looking Statements . Certain statements in this presentation may constitute “forward - looking statements” within the meaning of the federal securities laws. Forward - looking statements include, but are not limited to, statements with respect to (i) FREYR’s Gigafactory development, including the expected cost, capacity and start date of such facilities, (ii) trends in the battery market, (iii) FREYR’s targeted customers and suppliers and the expected arrangement with them, (iv) FREYR’s projected operational performance, including relative to its competitors and (v) other statements regarding Alussa’s or FREYR’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Alussa’s registration statement on Form S - 1, the proxy statement/prospectus on Form S - 4 relating to the business combination, which is expected to be filed by Alussa with the SEC and other documents filed by Alussa from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and Alussa and FREYR assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither Alussa nor FREYR gives any assurance that either Alussa or FREYR will achieve its expectations.

FREYR
Clean battery solutions

Our Mission:

Accelerating the decarbonization of all transportation and energy systems by delivering the world's cleanest and most cost-effective batteries

"As a society, we must substantially accelerate our efforts to reduce CO_2 emissions at scale over the next ten years. Electrification and batteries are instrumental parts of the solution, representing one of the most exciting and sustainable growth vectors in the market."

Torstein Dale Sjøtveit
Executive Chairman & Founder



3

FREYR: A Low Carbon, Cost Advantaged Battery Supplier

A highly attractive market entry opportunity…

Shift to renewable power grids and electric vehicles driving demand for energy storage

2030e

~5,300	~3,700	32%
GWh of Demand	GWh Supply Shortfall	Estimated 2020 – 2030 demand CAGR

…utilizing Norway's unique advantages…

Cost advantage from among the lowest electricity prices in Europe

Carbon advantage from renewable, sustainable input sources

Logistics advantage from clean Nordic battery supply to European markets

…captured by a well-positioned emerging player

- Positioned as an industry cost leader in 2025
- 25 – 30% expected long-term EBITDA margins
- Equity funded model for up to ~43 GWh of production capacity
- Highly attractive entry valuation relative to battery peer group metrics
- Aiming to be the lowest carbon battery cell producer in the world
- Targeted partnerships provide flexible, technology-agnostic development

FREYR Clean battery solutions

4

2022 N o r w ay ( N O 4 ) G e r m a n y N e t he r l a n d s U K Norway’s Advantage: Among the Lowest Carbon Intensity & Electricity Prices in Europe Carbon Intensity of Electricity Produced E l e c t r i c i t y P r i c e E s t i m a t e s , 2 0 2 2 - 4 0 1 ) Source: electricityMap.org, Dec 2020 FREYR has signed a MoU for the delivery of electricity in Mo i Rana 3) 1) Source: The Norwegian Water Resources and Energy Directorate (NVE), Oct 2019 2) Point estimates for 2022 and 2040 for these countries. Estimates for 2025 and 2030 are interpolations between the prices of 2022 and 2040; Eastern Europe is an average of prices in Poland, Estonia, Latvia and Lithuania 3) MOU Based on spot price + margin for up to 200GWh. Source: Company data 2025 S w e d e n 2 ) France 2030 Finland 2) 2040 E a s t e r n E u r o p e 2 ) E U R / M W h 50 45 40 35 30 25 20 5

Alussa Energy Transaction Overview

FREYR Team



Torstein Dale Sjøtveit
Executive Chairman & Founder



Tom Einar Jensen
Chief Executive Officer & Co-Founder



Peter Matrai
Board Member & Co-Founder



Steffen Føreid
Chief Financial Officer

Alussa Energy Acquisition Corp.

James Musselman, *Chairman of the Board*

Daniel Barcelo, *Chief Executive Officer & President*

Todd Kantor, *Encompass Capital, A Member of the Sponsor*

1) Assumes no redemptions from Alussa Energy's existing public shareholders

Proposed Transaction Summary

Overview

- FREYR entered into a definitive business combination agreement with Alussa Energy Acquisition Corp. (NYSE: ALUS) on January 29, 2021
- Alussa Energy Acquisition Corp. is a Special Purpose Acquisition Company focused on global energy markets with $290 million in cash held in trust
- Alussa Energy and FREYR are combining with a goal to accelerate the development of FREYR's clean, fully sustainable battery cell production in Norway
- FREYR will trade under the ticker symbol 'FREY' on the NYSE

Capital Structure

- Fully committed PIPE of $600 million anchored by Koch Strategic Platforms, Glencore, Fidelity Management & Research Company, Franklin Templeton, Sylebra Capital and Van Eck Associates
- Transaction proceeds are being retained to grow FREYR's business
- 100% of FREYR's existing shares will roll over into the combined company, comprising ~30% of the pro forma equity at closing [1)]
- Pro forma for the transaction (assuming no redemptions):
  - FREYR will hold $849 million of cash to fund growth based on cash held in trust and PIPE proceeds
  - Equity capital for the execution of planned development of up to ~43 GWh of battery cell production capacity
- Potential OSEBX listing within 12-24 months

FREYR
Clean battery solutions

6

Mo i Rana, Norway C l e a n a n d L o w - C o s t B a t t e r y C e ll s

FREYR Focuses on the Core of the Battery Value Chain



FREYR
Initial Focus
Mining and Refining
Active materials
Cell
Pack/ Modules
Recycling
Value add: 1)
28%
11%
32%
25%
4%
= 100%
Cathode materials
Anode materials
Electrolyte materials
Separator materials
Battery cell
Partnership-based value chain integration strategy

1) Percentage of total value added per value chain step, based on expected 2030 demand from transportation, energy storage and consumer electronics applications + battery pack prices

Source: Study commissioned from global management consultancy

FREYR Clean battery solutions
8

Aiming to be the Lowest Carbon Battery Cell Producer in the World 0 2 0 1 0 3 0 90 0 80 0 70 0 40 0 60 0 4 0 1 , 0 0 0 10 0 50 0 0 6 0 8 0 30 0 7 0 5 0 20 0 1,100 1,200 P l a n t s i z e , G W h O t h e r A s i a Other F R E Y R China N o r t h A m e r i c a Europe L i f e c y c l e e m i s s i o n s kg CO 2 e/kWh Source: Study commissioned from global management consultancy , Company estimate, press search ▪ FREYR expects to have the lowest emissions in the industry ▪ European & North American producers projected to lead on emissions globally ▪ Majority of production will remain located in Asia, primarily in China P r o j e c t e d B a tt e r y C e l l L i f e C y c l e E m i ss i on s 9

Emerging European Battery Supply Chain Facilitates Full-Cycle Sustainability

Supportive Norway Battery Ecosystem



Raw-Material Providers
- Glencore
- Elkem
- MRC
- Tiotech
- Hydro

FREYR
Mo i Rana, Norway
Project development

ESS Providers
Solar & Marine
- Siemens
- Corvus
- ZEM
- Kongsberg
- Scatec Solar

Research Organizations
- NTNU
- SINTEF
- IFE
- UiO

FREYR
Oslo, Norway
Headquarters

Map of Energy Critical Elements: Cobalt, Lithium, Graphite Europe Preliminary Result, May 2019


Energy critical elements
Co. Deposit (196)
Co. Prospect (38)
Co. Occurence (243)
Graphite. Deposit (76)
Graphite. Prospect (33)
Graphite. Occurence (400)
Li. Deposit (66)
Li. Prospect (51)
Li. Occurence (71)
Active mines
Co (3)
Graphite (4)
Li (10)

FREYR's Aspirational Goal: Full-Cycle Sustainability

- Responsible sourcing of raw materials
- Improved labor conditions
- Low water stress & enhanced biodiversity
- Reduced toxic emissions & waste

Development across all aspects of the emerging European battery supply chain, from raw materials to recycling

Sources: Battery Norway, FRAME, Company data

FREYR
Clean battery solutions

10

FREYR Positioned as a Low - Cost Producer Projected 2025 Global Battery Cell Cost 1) F R E Y R v s B o t t o m 5 FREYR C h i n a USA Europe S ou t h K o r e a Japan Other C e l l C o s t $/kWh 1) Total cost including profit to ensure ROI for various battery cell manufacturing factories based on outside - in estimates 2) FREYR P&L result divided by capacity produced in 2025 for all materials except for cathode, based on data from 24M FREYR projected cost leadership in 2025 is intended to be achieved by: ▪ Utilizing state - of - the - art production technology to significantly simplify manufacturing process & reduce raw material costs ▪ Leveraging a deep partnership model to unlock value chain innovation & lower costs ▪ Catalyzing a Nordic ecosystem that leverages low - cost renewable energy Source: Study commissioned from global management consultancy 12 0 0 80 0 60 0 40 0 900 1,000 1,100 P l a n t S i z e , G W h 6 0 10 0 0 50 0 30 0 20 0 4 0 14 0 8 0 10 0 2 0 70 0 - 5 3% 2 ) 11

Our Targeted Value Chain Partners are Innovative, Global Leaders

Technology

24m

- Revolutionizing the lithium-ion cell manufacturing process and platform
- Strategic technology partner with FREYR for semi-solid technology

Supply Chain

Elkem

- Leading Norway-based manufacturer of environmentally responsible metals and materials
- Active anode material supply targeting higher silicon content

CONFIDENTIAL

- One of the world's largest chemical producers in 2019
- Active cathode material supply targeting higher voltage materials

GLENCORE

- Leading global producer of sustainably-sourced battery raw materials
- Nickel, copper and cobalt with transparency and traceability based on blockchain technology

METALEX
SUMISHO METALEX CORPORATION

- A Leading Japanese trading company for non-ferrous metals
- Part of the broader Sumitomo group with broad activities in battery materials

Product Offtake

SIEMENS energy

- Global technology leader in renewable and fuel-efficient conventional energies
- MOU on offtake for marine and energy storage systems (ESS) applications

ITOCHU

- Major Japanese trading company & leader in domestic ESS
- MOU on offtake for domestic ESS for European & US markets
- Itochu is an investor in 24M

Scatec Solar
Improving our future™

- Leading integrated independent renewable power producer
- Pursuing combined solar and battery deployments globally
- MOU on offtake for high energy density, low cost ESS systems

MAERSK

- Leading international logistics company and one of the largest container shipping lines
- MOU to develop sustainable battery solutions for end-to-end logistics
- Supporting Maersk's goal of decarbonizing its fleet

Source: Company reports

FREYR Clean battery solutions

12

High Growth Energy Storage and Electric Vehicle Markets S o r t l a n d , N o r w a y

2 , 6 2 2 82 9 806 19 6 19 3 202 5 202 6 202 7 202 8 202 9 22 8 365 388 670 3,869 203 0 19 1 24 1 40 6 1 , 4 1 0 59 0 1 , 0 6 8 1 , 9 2 6 Other Commercial Vehicles Energy System Storage 1) Passenger Vehicles 21 4 Lower Cost Solutions Accelerate Battery Demand Across Markets Global Battery Demand Expected to Reach ~5,300 GWh by 2030 G W h i n s t a ll e d / y e a r 5,292 4,264 3,402 2018 2019 2020 2021 2022 2023 2024 Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company C A G R, 2 0 20 - 3 0 Passenger Vehicles 37% Energy System Storage 44% Commercial Vehicles 41% Other 13% Total 32% 1) Includes an increased adoption of ESS systems with a lower cost offering similar to the Company 14 Source: Study commissioned from global management consultancy

1 , 0 0 0 2 , 0 0 0 3 , 0 0 0 4 , 0 0 0 5 , 0 0 0 6 , 0 0 0 2 0 2 6 202 8 2 0 3 0 C hi n a S u p p l y N o r t h A m e r i c a Supply E u r op e S u p p ly A s i a e x . C h i n a Supply G l ob a l B a t t e r y Demand Significant Global Battery Supply Shortfall by 2030 ▪ ~ 5 , 3 0 0 G W h p r oj e c t e d g lo b a l demand in 2030 ▪ ~ 1 , 6 0 0 G W h a nn o un c e d production capacity by 2030 based upon announced battery production projects ▪ Equivalent shortfall in 2030: 115 Gigafactories (@ 32 GWh per facility) ▪ Excluding China, the world is expected to be short of battery cell production capacity by 2023/2024 G W h i n s t a ll e d / y e a r Global Battery Supply/Demand Outlook, 2010 - 30 Source: Rystad Energy, Study commissioned from global management consultancy All Gigafactory solutions needed to meet expected surge in global demand 203 0 e Potential ~3,700 GWh supply shortfall = 115 Required Gigafactories 0 2010 2012 2014 2016 2018 2020 2022 2024 Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company 15

Innovative and Disruptive Semi - Solid Technology N o r s k T e k n i s k M u s e u m , O s l o , N o r w a y

FREYR's Technology Leadership

Co-Founder Peter Matrai: accomplished executive in executing disruptive, IP-centric technology strategies

- Over 20 years experience in technology commercialization & operations
- Developed, implemented and successfully executed technology licensing strategies and business models
- Extensive experience in sustainability ventures Butamax and BP Biofuels North America

CTO Ryuta Kawaguchi: extensive battery technology expertise

- Over 25 years direct battery and fuel cell engineering experience
- Responsible at Nissan for battery technology development for the LEAF and other EV models
- Solution Owner at Dyson EV Battery

In depth technology selection process

- Started selection process in June 2019
- Engaged with over 20 companies in Europe, China, Korea, Japan and the US
- 24M Technologies selected for strategic licensing partnership

Focus on 24M Technologies licensing partnership

- 24M is revolutionizing the lithium-ion cell manufacturing process and platform [1)]
- Advantages include production readiness, technology flexibility, large cell forms and ease of recycling [1)]

Highly accomplished and experienced FREYR technical team in battery technology, production and applications



Peter Matrai
Board Member & Co-Founder



Ryuta Kawaguchi
Chief Technology Officer

1) Source: 24M Technologies

FREYR Clean battery solutions

17

24M Technologies: Disruptive, Innovative Design and Process Technology

24M

- MIT spin-off founded in 2010 by Yet-Ming Chiang
  - MIT Professor, Materials Science
  - Pioneer in new material development [1)]
  - Founded A123 Systems & American Superconductor
- Developed new cell architecture, cost-optimized for large batteries
- 78+ issued patents, 108+ pending
- Market validation [2)]: KYOCERA GPSC

Kyocera and 24M Develop World's First SemiSolid Lithium-ion Battery System with Improved Safety, Longer Life, and Lower Cost

Plans to Build Full-Scale Mass Production System Following Initial Success with Pilot

January 6, 2020 | Japan

KYOTO, Japan and CAMBRIDGE, Mass. — January 6, 2020 — Kyocera Corporation (President: Hideo Tanimoto) and 24M (President & CTO: Naoki Ota) announced today that Kyocera has formally launched its residential energy storage system, Enerezza, the world's first system built using 24M's novel SemiSolid electrode manufacturing process. In addition, Kyocera has extended its commitment to 24M's unique manufacturing platform with plans to start full-scale mass production in the fall of 2020.

24M Technology Advantages

1. Revolutionizing the lithium-ion cell manufacturing process and platform, allowing cell production for different battery applications within one facility
2. Semi-solid technology that provides a simpler, more reliable and safer manufacturing process that accelerates production while lowering costs of existing and next-generation cell technology
3. Chemistry-agnostic platform that supports current and next-generation cell technologies, such as Silicone Electrode, Dual Electrolyte System and Pre-Lithiation implementation

Cambridge, MA Headquarters



MIT
AVEO
24M

Recognitions

World Economic Forum Technology Pioneers

Global Cleantech 100 — cleantech, theguardian

2016 PLATTS GLOBAL ENERGY AWARDS FINALIST

New Energy Pioneer 2016 — Bloomberg New Energy Finance WINNER

1) 24M was recognized by Bloomberg New Energy Finance as a 2016 New Energy Pioneer, Source: Business Wire
2) Kyocera press release, January 6, 2020

Source: 24M Technologies

FREYR Clean battery solutions

18

Streamlined FREYR Production Process vs. Conventional Solutions

Using existing raw materials › **With a simpler production process** › **Resulting in next-generation battery cells**

Electrolyte

Cathode
NMC, S, LMO, LCO, NCA, LFP, NM

Anode
LTO, Natural Gr, TiO2, Artificial Gr, Si, Sn, Li metal

Separator

Conventional Cell Production

15 production steps (including solvent recovery)

Electrode Creation

		Solvent Recovery								
Anode	Mix	Coat	Dry	Inspect	Slit	Clean	Calendar	Die Punch	Clean	Vacuum Dry
Cathode	Mix	Coat	Dry	Inspect	Slit	Clean	Calendar	Die Punch	Clean	Vacuum Dry
		Solvent Recovery								

Cell Assembly

Stack	Weld	Insert	Electrolyte

Multiple thin layers



Conductor
Electrode
Separator
Electrode
Conductor
Repeating structure

Cylindric cell
Prismatic cell
Pouch cell

vs.

FREYR Cell Production

5 production steps

Electrode Creation

Anode	Mix	Coat
Cathode	Mix	Coat

Cell Assembly

Stack	Weld	Insert

Few and thick layers



Conductor
Electrode
Separator
Electrode
Conductor

Prismatic cell
Pouch cell

Source: 24M Technologies

FREYR
Clean battery solutions

19

2 0 Source: Kyocera press release, website, Company internals 1) O v e r 1 0 y e a r s o pe r a t i o n @ 80% D o D 2) @ 30 ƒ C, 100% DoD; nominal charge time 3 hrs (Automotive standard) 3) (Ready for) Start of (Commercial) Production 4) Cycle life estimates are based on the assumptions that a) cell development objectives are achieved, b) cycles are performed at 80% depth of discharge and c) end of life condition is 80% capacity retention. Cycle life estimates may be materially lower if development objectives are not achieved. 24M: A Next Generation Technology Commercially in the Market Today T a r g e t s p e c i f i c a t i o n s Specific Energy (Wh/Kg): Energy Density (W/l): C h a r g e T i m e ( t i m e ) : Cycle Life (# of cycles) 4 : 20 1 3 20 1 7 20 1 7 - 20 1 9 J u n 201 9 J a n 2 0 2 0 L a t e 202 0 Joint research Kyocera Industrializing Pilot Commercial Mass a c t ivi t y w i t h li c e n s e i n t h e s o l u t i o n p r o d u c t i o n s a le s s t a r t f o r p r o d u c t i o n 24M 24M begins residential ESS initiated May 2019 Feb 2020 2021 4 0 s a m p l e E P C c o n t r a c t 10 0 M W h cells to for first GPSC production GPSC plant signed capacity planned 2017 GPSC li c e n s e in 24M Safety Features across: O pe r a t i n g T e m p e r a t u r e : ESS F360 ESS F500 E V F 5 0 0 (SOP 3 : 2022) (SOP 3 : 2023) ( S OP 3 : 2 0 23 /2 4 ) 284 300 319 >568 >625 >720 3 hrs 3 hrs 15 - 25 mins >3,500 1 >3,500 1 1,000 2 0 to 5 0 ƒ C - 2 0 to 5 0 ƒ C - 2 0 to 6 0 ƒ C Integrated fuse link U n i t c e l l a r c h it e c t u r e E x c e p tio n a l a b u s e tolerance 2014 GPSC i n ve s t s i n 24M

Advantaged Margins from a Partnership - Based Business Model Mo Industrial Park, Mo i Rana, Norway

FREYR Aims to Deliver Market Leading Costs and Margins

2025 Battery Cell Cost [1] Breakdown



Cell Cost
$/kWh
Materials Costs
Manufacturing Costs
Corporate & Profit
$78
$14
$16
$48
($10)
($3)
($3)
$62
$11 3)
$8
$43
Global Average in 2025
Technology Strategy
Partnership Strategy
Nordic Ecosystem
FREYR Production Cost 2) in 2025

FREYR Long-Term Margin Advantage

- Technology Strategy
  - Partnership with 24M Technologies
  - Lowers footprint and costs
- Partnership Strategy
  - Limits need for internal R&D
  - Partnering for low-cost materials
- Nordic Ecosystem
  - Low cost, 100% renewable power
  - Lower logistics costs to Europe

FREYR strategic advantages target 20% lower battery cell costs ($16/kWh) vs. the projected global average in 2025

1) Total cost including profit
2) Company estimate based on 24M data
3) Includes R&D and license fees

Source: Study commissioned from global management consultancy

FREYR Clean battery solutions

22

Phased Development from Balanced Partnership-Based Strategies

- **Next Generation Technology Solution**: Partnership with 24M Technologies to industrialize improved process technology
- **Traditional Technology Solution**: Joint venture partnership of proven OEM technology

	Next Generation Technology Development Focus	Traditional Technology Development Focus
Target Market Verticals	▪ Energy Storage Systems ▪ Other Mobility (Marine, Commercial) ▪ All Electric Vehicles (EV, PHEV, xEV)	▪ All Electric Vehicles (EV, PHEV, xEV) ▪ Energy System Storage ▪ All other applications
Target Offtake Customers	▪ Utilities ▪ Automotive OEMs ▪ Solar/Wind Developers ▪ Home Energy Storage Systems	▪ Automotive OEMs ▪ Utilities
Expected Strategic Advantages	▪ Chemistry-agnostic cell production process and platform ▪ Semi-solid electrode structurally reduces materials costs ▪ Higher energy density cells with improved safety and reliability ▪ Simpler production process lowers capex and opex requirements ▪ Lower footprint and increase capital efficiency unlocks modularity ▪ Less scrap, fully recyclable & increased in-plant reuse of active materials ▪ Flexible platform covers current next generation chemistry & cell design	▪ Significant, untapped market to leverage FREYR's competitive production platform ▪ Collaborate with OEMs for industrially scaled supply of traditional technology ▪ Considerable logistics advantages relative to Asian cell manufacturers ▪ Flexibility to host multiple-OEM partnerships with separate Gigafactories
Relevant Targeted Partnerships	24m, SIEMENS energy, Scatec Solar, ITOCHU, MAERSK	Targeting OEM JV partners

Source: 24M Technologies, Company data

FREYR Clean battery solutions

23

Planned Construction of FREYR Production Facilities


FREYR
Clean battery solutions
Mo i Rana, Norway
Project development
FREYR
Clean battery solutions
Oslo, Norway
Headquarters


Mo i Rana, Norway
Mo Industrial Park – Quay 1)
▪ Pilot/Customer Qualification Plant (375 MWh)
▪ Gigafactory 3 (10.6 GWh)
▪ Gigafactory 4 (10.6 GWh)
Pilot/Customer Qualification Plant
1
2
3
4
Mo Industrial Park 1)
▪ Gigafactory 1 (5.3 GWh)
▪ Gigafactory 2 (8.0 GWh)

1) Flexibility in final configuration and size of Modularized Gigafactories over time across ~180,000 m2 of secured regulated acreage. Capacity refers to 80% of nameplate capacity. Operations for Gigafactories projected for 2023 or later.

Source: Company data

FREYR
Clean battery solutions

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0 1 0 2 0 3 0 5 0 6 0 20 2 2 20 2 3 20 2 4 2 0 2 5 202 6 20 2 7 20 2 8 2 0 2 9 20 2 5 T a r g e t I n s t a lle d C a p a c i t y : 4 3 G W h 40 F R E Y R ’ s P h a s e d G i g a f a c t o r y D e v e l op m en t : 8 0 + G W h I n s t a l l e d b y 2 0 2 8 Capex Capac i t y 1 ) Operational Asset ($ millions) (GWh) Start Pilot/Customer Qualification $35 0.2 2022 Plant Gigafactory 1 $275 5 2023 Gigafactory 2 $310 8 2024 Joint Venture Gigafactory 1 $565 8 2024 Gigafactory 3 $380 11 2025 Gigafactory 4 $380 11 2025 Gigafactory 5 $775 16 2026 Joint Venture Gigafactory 2 $565 8 2027 Gigafactory 6 $775 16 2028 TOTAL $4,060 83 Note: Company projection based on 24M data; the indicated outlook should not be construed as estimates or guidance for future developments of the Company 1) Capacity refers to 80% of nameplate capacity for Gigafactories and 100% of nameplate capacity for Joint Venture Gigafactories S o u r c e : C o m p a n y d a t a G i g a f a c t o r y 1 G i g a f a c t o r y 2 G i g a f a c t o r y 3 G i g a f a c t o r y 4 G i g a f a c t o r y 5 FREYR Battery Manufacturing Facility Development In s t a ll e d C a p a c i t y GWh 90 20 2 8 T a r g e t I n s t a lle d C a p a c i t y : 8 3 G W h 80 G i g a f a c t o r y 6 70 J o i n t V e n t u r e G i g a f a c t o r y 1 J o i n t V e n t u r e G i g a f a c t o r y 2 25

FREYR Updates Since Alussa Energy Business Combination Announcement ▪ Enhancement of Battery Raw Material Supply Chain February 1, 2021 ▪ LOI signed with Glencore for supply of up to 3,700 tonnes of cobalt metal cathodes ▪ Provides FREYR facilities with sustainably - sourced and traceable cobalt refined at Glencore’s local Norwegian operations ▪ Business Combination with Alussa Energy Approved February 16, 2021 ▪ FREYR shareholders voted to approve the business combination with Alussa Energy ▪ Norwegian Government Grants for Development Support February 17, 2021 ▪ Innovation Norway granted FREYR NOK 39 million in environmental technology development support March 3, 2021 ▪ ENOVA SF granted FREYR NOK 142 million to support financing for the development and construction of initial clean battery cell production facility ▪ Pilot/Customer Qualification Plant Sanctioned March 3, 2021 ▪ FREYR sanctions final contracting processes for the Pilot/Customer Qualification Plant ▪ The plant represents Norway’s first lithium - ion battery cell manufacturing facility ▪ Construction expected to start in the second quarter of 2021 26

Pilot/Customer Qualification Plant: Sanctioned Final Contracting Processes

Pilot/Customer Qualification Plant – Proposed Upgrade of Existing Building



- Mo Industrial Park - Quay, Mo i Rana, Norway
- 13,000 m^2
- Isolated steel construction
- Production hall, offices and wardrobes
- District heating
- Two crane assemblies
- Access to quay, railroad and national road

Pilot/Customer Qualification Plant Post-Conversion Profile Views


1:500 Fasade Nord
1:500 Fasade Vest
1:500 Fasade Øst

Pilot/Customer Qualification Plant Proposed Purpose

- Platform to optimize and industrialize 24M technology
- Production of sample battery cells for customer qualification and product certification
- Secure off-take from OEM, ESS and other mobility customers
- Capacity and flexibility for product development and testing
- Arena to develop new and improved manufacturing technologies and processes
- Training facility for skilled production operators
- Facility to qualify new material suppliers

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E x pe r i e n c e d E x e c u t i o n T e a m S k a g s a n d en B e a c h , F l a k s t a d , N o r w a y

FREYR's Experienced Execution Team



Torstein Dale Sjøtveit
Executive Chair & Founder

- 35+ years of experience in utility, shipbuilding & upstream energy businesses
- Former CEO, Sarawak Energy, Malaysia
- President & CEO, Aker Yards
- EVP Aluminum Metal, Norsk Hydro



Tom Einar Jensen
Chief Executive Officer & Co-Founder

- 25 years of experience in energy, industry, agriculture and start-ups
- 13 of which in investment and project development in the sustainability space
- Partner & Co-Founder, EDGE Global LLC, Senior Advisor, SYSTEMIQ
- EVP Corporate Development, Joule Unlimited, US
- CEO Agrinos and various commercial roles in Norsk Hydro



Jan Arve Haugan
Chief Operating Officer

- Advisor CEO Aker Horizons
- CEO Aker Energy
- CEO Kværner ASA
- Various roles at Norsk Hydro, including role as CEO of Qatalum



Einar Kilde
Executive Vice President Projects

- 30+ years of experience in leading large-scale development projects within the energy, renewables and transport sectors
- EVP Project Execution, BaneNOR
- EVP Project Execution, Sarawak Energy, Malaysia
- EVP Projects, REC



Hege Norheim
Executive Vice President Human Resources, ESG & Communications

- Consultant, Spencer Stuart
- CSO Equinor
- Head of Communications and Public Affairs, Norsk Hydro and other roles
- State secretary to the Prime Minster and Minister of Finance of Norway
- Senior Advisor Prime Ministers office



Ryuta Kawaguchi
Chief Technology Officer

- 25 years of experience in battery engineering and technology development
- Solution Owner, Dyson EV Battery
- Senior Manager Battery & ePT Strategy Planning, Nissan
- Senior Manager Battery System Engineering & Technical Sales, AESC



Steffen Føreid
Chief Financial Officer

- 20 years finance experience within LNG, engineering, fabrication and energy industries
- CEO/CFO, Höegh LNG Partners LP
- CFO, Höegh LNG Holdings Ltd
- CFO, Grenland Group ASA
- EVP, TH Global PLC



Tove Nilsen Ljunqquist
Executive Vice President Operations

- 30 years of experience in global manufacturing and oil & gas businesses
- EVP Operationalization Moreld
- CEO Agility Subsea Fabrication / Agility Group
- Head of Performance Management Hydro Downstream
- Managing Director Hydro Aluminium Clervaux



Are Brautaset
Chief Legal Officer

- 20 years practice as in-house counsel in the energy sector
- Head of Legal and Compliance in Statoil Tanzania
- Vice President Legal in Equinor
- Chief Legal Officer in Aker Energy



Gery Bonduelle
Executive Vice President Sales

- 25 years within the energy sector in extensive engineering, product development and operational experience
- Vice President Sales EMEA and APAC Enersys

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FREYR Post-Transaction Proposed Board of Director Nominees

Torstein Dale Sjøtveit
Director
- Founder, Executive Chairman & Director, FREYR
- 35+ years of experience in utility, shipbuilding & upstream energy businesses
- Former CEO, Sarawak Energy, Malaysia
- President & CEO, Aker Yards
- EVP Aluminum Metal, Norsk Hydro

Peter Matrai
Director
- Board Member & Co-Founder, FREYR
- 20 years of experience in finance, technology commercialization and operations within bioenergy and sustainability ventures
- Partner & Co-Founder, EDGE Global LLC
- CFO, Joule Unlimited, US
- CFO, Butamax (BP-DuPont JV)

Olaug Svarva
Director
- Extensive experience with financial markets, record of ESG-focused investing and executive and board experience
- CEO, Folketrygdfondet
- Board of Directors, Institute of International Finance
- Chair of the Board of Directors, Norfund
- Chair of the Board of Directors, DNB ASA
- Board of Directors, Investinor AS

Daniel Barcelo
Director
- 25+ years of experience in international energy finance and emerging markets
- CEO, President & Director, Alussa Energy Acquisition Corp.
- Portfolio Manager, Moore Capital
- Managing Director, Renaissance Capital
- CFO, Ruspetro plc, Russia
- Co-Founder, Director, CFO, Invicti Terra Argentina Ltd

Germán Curá
Director
- Extensive operational and executive experience in the steel and energy industries
- Board of Directors & Vice Chairman of the Board, Tenaris
- President & CEO, Maverick Tube Corp.
- President & CEO, Hydril
- Director, Alussa Energy Acquisition Corp.

Monica Tiúba
Director
- Extensive legal and accounting experience in the energy industry and financial markets
- Senior Wealth Planner, Edmond de Rothschild (Europe)
- Senior Tax Manager, PricewaterhouseCoopers Luxembourg
- Assistant Manager, Ernst & Young Luxembourg
- Masters of Law in international taxation, Vienna University of Economics
- EU tax law specialization, Leiden University

Two additional directors to be named

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F R E Y R F i n a n c i a l O v e r v i e w B a r c o de B u s i n e s s D i s t r i c t , O s l o , N o r w a y

Pro Forma Financial Projections

($ millions)	2021	2022	2023	2024	2025	2026	2027	2028
Income Statement Items								
Customer Qualification Plant	$0	$11	$16	$16	$16	$16	$16	$16
Gigafactories	0	0	305	877	2,154	2,869	3,451	4,073
Joint Venture Gigafactories	0	0	0	499	705	687	1,132	1,307
Total Revenue	**$0**	**$11**	**$321**	**$1,392**	**$2,875**	**$3,573**	**$4,600**	**$5,396**
% Growth	*nm*	*nm*	*nm*	*333%*	*107%*	*24%*	*29%*	*17%*
COGS	$0	$9	$257	$951	$1,980	$2,358	$3,131	$3,693
Gross Profit	**$0**	**$1**	**$65**	**$441**	**$895**	**$1,215**	**$1,468**	**$1,703**
Gross Profit Margin %	*nm*	*13.0%*	*20.1%*	*31.7%*	*31.1%*	*34.0%*	*31.9%*	*31.6%*
Technology Licensing Fees	$0	$1	$13	$36	$87	$116	$139	$164
Other Expenses and SG&A	35	45	45	66	105	113	125	127
Adjusted EBITDA [1)]	**($35)**	**($44)**	**$7**	**$339**	**$703**	**$986**	**$1,205**	**$1,412**
Adjusted EBITDA Margin %	*nm*	*nm*	*nm*	*24.4%*	*24.4%*	*27.6%*	*26.2%*	*26.2%*
Balance Sheet and Cash Flow Items								
Debt	**$0**	**$120**	**$896**	**$1,493**	**$2,011**	**$2,497**	**$2,743**	**$3,203**
Net Debt/Adjusted EBITDA	*nm*	*nm*	*nm*	*3.0x*	*1.9x*	*1.6x*	*1.6x*	*1.5x*
Capital Expenditures	**$144**	**$517**	**$832**	**$609**	**$612**	**$880**	**$996**	**$1,110**
% of Revenues	*nm*	*nm*	*nm*	*44%*	*21%*	*25%*	*22%*	*21%*

Projected annual free cash flow of ~$1.6 billion upon completion of FREYR's Gigafactory build-out plan

1) Non-GAAP financial metric – Adjusted EBITDA defined as earnings before interest expense, interest income and other income, taxes, depreciation, amortization and stock-based compensation

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“As a society, we must substantially accelerate our efforts to reduce CO 2 emissions at scale over the next ten years. Electrification and batteries are instrumental parts of the solution, representing one of the most exciting and sustainable growth vectors in the market.” T o r s t e i n D a l e S j ø t v e i t E x e c u t i v e C h a i r m a n & F o un d e r